THIRD AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                              FINE HOST CORPORATION
                          NORTHWEST FOOD SERVICE, INC.
                                       AND
                                ROBERT F. BARNEY



         This Amendment to Employment Agreement is entered as of this 28th day of May 1998, by and among Fine Host Corporation ("Fine Host"), Northwest Food Service, Inc. (the "Company"), and Robert F. Barney (the "Executive").

         WHEREAS, Fine Host, the Company, and the Executive are parties to that certain Employment Agreement made as of June 30, 1995, as amended on July 1, 1996 and further amended on March 17, 1997 (collectively the "Employment Agreement"); and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Employment Agreement; and

         WHEREAS, the parties wish to modify and amend certain provisions of the Agreement.

         NOW, THEREFORE, the parties intending to be legally bound thereby, mutually agree as follows:

         1.       Section 1.  Employment.  Add the following:

                  Notwithstanding the foregoing, as of July 1, 1998, Executive shall be required to devote one-half of his business time to Company affairs, reporting directly to Mark Simkiss - Group President Education and Business Dining of Fine Host. Accordingly, Executive hereby relinquishes his title as Group President - Education and Business Dining. As of July 1, 1998, Executive shall not be required to work from the Company's Greenwich, Connecticut office although Executive understands and agrees that he may be required to travel there and elsewhere from time to time for business reasons. Executives principal offices shall be located in Saratoga Springs, New York and Ketchum, Idaho as of July 1, 1998.

         2. Section 3(a) shall be deleted and the following shall be substituted therefor:
                           "(a) As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a base salary of $100,000 per annum commencing as of July 1, 1998. The Salary (the "Salary") shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. Provided that Executive is ready, willing and able to perform his obligations and is otherwise in compliance with the terms hereof, Company acknowledges that it has no right to reduce or eliminate the Salary even if the Company elects not to utilize Executive's services during the term hereof."

         3. Section 4. Exclusivity shall be deleted and the following substituted therefor:
                           "During the Employment Term, the Executive shall devote himself to the business of the Company half-time, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board of Directors in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit for more than half-time except that the Executive may (i) participate in the activities of professional trade organizations related to the business of the Company and (ii) engage in personal investing activities, provided that activities set forth in these clauses (i) and (ii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder."

         4.       Section 5.  Reimbursement for Expenses.  The last sentence of
                  Section 5 shall be deleted, and the following shall be substituted therefor:
                           "The Executive shall receive an aggregate of $35,000.00 for relocation expenses payable as follows: $15,000.00 in July, 1998 and $20,000 on
                           June 30, 1999."

         5.       Section 6(f) Payments.  Delete the last two sentences of
                  Section 6(f) related to relocation and consulting services.

         6.       Section 17 Expiration.  Delete Section 17.

         7. Confirmation and Integration. Except as expressly amended by this Amendment, the parties hereby confirm and ratify the Employment Agreement in its entirety. The Employment
                  Agreement, as amended by this Amendment, constitutes the entire agreement among Fine Host, the Company, and the Executive pertaining to the subject matter of the Employment Agreement, as so amended, and supersedes all prior and contemporaneous agreements and understandings of Fine Host, the company, and the Executive in connection therewith.

         8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Idaho without regard to its conflicts of laws provisions.

         9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same original document.

         10. Headings. The section headings herein are for convenience only and do not define, limit or construe the contents of such sections.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.




NORTHWEST FOOD SERVICE, INC.                FINE HOST CORPORATION



By: /s/ Gerald P. Buccino                   By: /s/ Gerald P. Buccino
    ---------------------                       ---------------------
Name:   Gerald P. Buccino                   Name:   Gerald P. Buccino
Title:  President and CEO                   Title:  President and CEO




Robert F. Barney